SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 24, 2014

Derma Sciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-31070	23-2328753
(State or other jurisdiction	(Commission	(IRS employer
of incorporation)	File Number)	identification number)

214 Carnegie Center, Suite 300

Princeton, NJ  08540

(609) 514-4744

(Address including zip code and telephone

number, of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On January 24, 2014, Derma Sciences, Inc. (the “Company”) entered into a Purchase Agreement (the “Purchase Agreement”) with Piper Jaffray & Co. and Canaccord Genuity Inc., as representatives of the several underwriters listed therein (the “Underwriters”), with respect to an underwritten public offering of 6,521,739 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), at a price of $11.50 per share.  The Purchase Agreement granted the Underwriters an option, which option was exercised, to purchase an additional 978,261 shares of Common Stock to cover any over-allotments. Net proceeds from the offering, after underwriting discounts and commissions and estimated offering expenses, are expected to be approximately $80.7 million. The Company plans to use the net proceeds from the offering for the continued development of DSC127, for sales force expansion and for general corporate purposes. The closing of the offering is expected to occur on or about January 29, 2014.

The sale of the Common Stock is being made pursuant to the Company’s Registration Statements on Form S-3 (Registration No. 333-192945 and 333-193530) (the “Registration Statement”), including a prospectus supplement dated January 24, 2014 to the prospectus contained therein dated January 6, 2014, filed by the Company with the Securities and Exchange Commission, pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended.

The Purchase Agreement contains customary representations, warranties and covenants and includes the terms and conditions for the sale of the Common Stock, indemnification and contribution obligations and other terms and conditions customary in agreements of this type.

From time to time in the ordinary course of their respective businesses, the Underwriters and certain of its affiliates may have in the past or may in the future engage in commercial banking or investment banking transactions with, or provide financial advisory services to, the Company and its affiliates for which they were paid, or may in the future be paid, customary fees.

A copy of the Purchase Agreement is filed as Exhibit 1.1 to this report, and the description of the terms of the Purchase Agreement is qualified in its entirety by reference to such exhibit and is incorporated herein by reference. A copy of the legal opinion of Thompson Hine LLP, relating to the validity of the shares to be issued in the offering, is filed as Exhibit 5.1 to this report and is filed with reference to, and is hereby incorporated by reference into, the Registration Statement. Copies of each of the Company’s press releases announcing the commencement and pricing of the offering are attached as Exhibit 99.1 and Exhibit 99.2, respectively, to this report and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

The following exhibits are included with this report:

Exhibit
Number	Description

1.1	Purchase Agreement, dated January 24, 2014, by and between the Company and Piper Jaffray & Co. and Canaccord Genuity Inc., as Representatives of the several Underwriters
5.1	Opinion of Thompson Hine LLP
23.1	Consent of Thompson Hine LLP (included as part of Exhibit 5.1)
99.1	Press Release, dated January 23, 2014
99.2	Press Release, dated January 24, 2014

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DERMA SCIENCES, INC.

By:	/s/ John E. Yetter
John E. Yetter, CPA
Executive Vice President, Finance and Chief Financial Officer

Date:  January 27, 2014

EXHIBIT INDEX

Exhibit
Number	Description

1.1	Purchase Agreement, dated January 24, 2014, by and between the Company and Piper Jaffray & Co. and Canaccord Genuity Inc., as Representatives of the several Underwriters
5.1	Opinion of Thompson Hine LLP
23.1	Consent of Thompson Hine LLP (included as part of Exhibit 5.1)
99.1	Press Release, dated January 23, 2014
99.2	Press Release, dated January 24, 2014